CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated December 15, 2000 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 246 as of October 31, 2000, and for the period then ended, contained in this Post-Effective Amendment No. 6 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".


                                                              Grant THORNTON LLP


Chicago, Illinois
February 22, 2001